Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of November 19, 2008 is between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the purchasers named on Schedule A-1 hereto, (each, a “Purchaser” and collectively the “Purchasers”).

BACKGROUND

WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants to purchase shares of the Common Stock; and

WHEREAS, capitalized terms not defined above or elsewhere in this Agreement have the respective meanings assigned to such terms in Section 9.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Securities; Closings.

(a) The Initial Closing. The Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, at an aggregate purchase price of $45,000,000 (the “Initial Purchase Price”), an aggregate of 4,000,000 shares of Common Stock (the “Initial Closing Shares”), in accordance with the schedule attached hereto as Schedule A-1, on the date of this Agreement (such date is referred to herein as the “Initial Closing Date” and the closing of such sale and purchase is referred to herein as the “Initial Closing”). The Initial Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (or remotely via the exchange of signatures and documents) simultaneously with the execution of this Agreement. At the Initial Closing, subject to the terms and conditions of this Agreement:

(i) the Company shall deliver to the Purchasers the Disclosure Schedule;

(ii) the Company and Mundipharma International Corporation Limited shall execute and deliver the Global Strategic Alliance Agreement;

(iii) the Company and Purdue Pharmaceutical Products L.P. shall execute and deliver the FAAH U.S. Strategic Alliance Agreement;

(iv) the Company and the Purchasers shall execute and deliver the Line of Credit Agreement; provided, however, that the Company shall not have the right to cause loans to be made pursuant to the Line of Credit Agreement until the later of (A) April 1, 2009 and (B) the Second Closing; provided, further, that if the Second Closing shall not occur as a result of Purchasers’ termination of this Agreement with respect to the Second Closing pursuant to Section 8.1(c) because the condition set forth in Section 7.3(c) has occurred, the Company shall have the right to cause loans to be made pursuant to the Line of Credit Agreement as of the later of (A) April 1, 2009 and (B) the date of such termination;

(v) the Company shall deliver to the Purchasers a copy of the Second Amendment to Rights Agreement, dated as of the date hereof (the “Second Amendment to Rights Agreement”), in the form attached hereto as Exhibit A;

(vi) WilmerHale, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Initial Closing Date, in the form attached hereto as Exhibit B;

(vii) the Company shall deliver to each of the Purchasers a certificate for the number of Initial Closing Shares set forth opposite such Purchaser’s name on Schedule A-1, registered in the name of such Purchaser; and

(viii) the Purchasers shall pay to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, the Initial Purchase Price for the Initial Closing Shares being purchased by each such Purchaser in accordance with Schedule A-1.

(b) The Second Closing. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, at an aggregate purchase price of $30,000,000 (the “Second Closing Purchase Price”), an aggregate of 2,000,000 shares of Common Stock (the “Second Closing Shares”), and warrants to purchase up to an aggregate of 6,000,000 shares of Common Stock in accordance with the schedule attached hereto as Schedule A-2, such warrants having the exercise prices set forth on Schedule B and being in the form attached hereto as Exhibit C (the “Warrants”). The closing of such sale and purchase of the Second Closing Shares and the Warrants is referred to herein as the “Second Closing” and the date on which the sale and purchase occurs is referred to herein as the “Second Closing Date.” The Second Closing and the Initial Closing are collectively referred to as the “Closings” and the date of the Second Closing and the Initial Closing are collectively referred to as the “Closing Dates.” The Second Closing shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (or remotely via the exchange of signatures and documents) on the second Business Day following the first date on which all the conditions to the Second Closing set forth in Section 7 have been satisfied or waived, or at such other place, time and date as the Company and Purchasers shall agree. The Company shall give the Purchasers three (3) Business Days’ prior notice of the date the Second Closing is scheduled to occur. At the Second Closing, subject to the terms and conditions of this Agreement:

(i) the Company shall deliver to the Purchasers the amended Disclosure Schedule;

(ii) WilmerHale, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Second Closing Date, in the form attached hereto as Exhibit B;

(iii) the Company shall deliver to each of the Purchasers certificates for the number of Second Closing Shares and Warrants in accordance with Schedule A-2, registered in the name of such Purchasers;

(iv) the Company shall deliver to the Purchasers a certificate signed by the chief executive officer and chief financial officer of the Company certifying to the effect set forth in Sections 7.1(a), 7.1(b), 7.3(a), 7.3(b) and 7.3(c);

(v) the Purchasers shall deliver to the Company a certificate signed by an authorized officer of each Purchaser certifying to the effect set forth in Sections 7.1(b) and 7.2(a).

(vi) the Purchasers shall pay to the Company, by wire transfer of immediately available funds to an account or accounts (previously designated by the Company no less than two (2) Business Days prior to the Second Closing Date) the Second Closing Purchase Price for the Second Closing Shares being purchased by each such Purchaser in accordance with Schedule A-2.

2. Representations and Warranties of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers (the “Disclosure Schedule”), which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants to the Purchasers that the statements contained in this Section 2 are complete and accurate as of the date of this Agreement (or such other date as is specified below). The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(a) Corporate Organization; Subsidiary. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Subsidiary is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification except for any such failure so to qualify or be in good standing which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiary, taken as a whole. The Subsidiary has the requisite power and authority to carry on its business as it is now being conducted. The Company has heretofore made available to Purchaser complete and correct copies of the Certificate of Incorporation of the Company (the “Company Charter”) and the Bylaws of the Company (the “Company Bylaws”) and the certificate of incorporation and bylaws of the Subsidiary, each as amended to date and currently in full force and effect.

(b) Corporate Authority. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, the issuance and sale by the Company of the Securities and the performance by the Company of the other transactions contemplated hereby have been duly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions so contemplated herein. This Agreement is, and the Warrants, when executed or delivered will be, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c) No Violations; Consents and Approvals.

(i) Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby (A) will result in a violation or breach of the Company Charter or the Company Bylaws or the charter or bylaws of the Company’s Subsidiary or (B) will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, mortgage, charge, encumbrance or security interest of any kind (a “Lien”) upon any of the properties or assets of the Company or its Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement to which the Company or its Subsidiary is a party (each a “Contract”), except, in the case of clause (B), for violations, breaches, defaults, rights of termination, revocations, cancellations or accelerations or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole.

(ii) Except for filings or consents as may be required under, and other applicable requirements of, (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) applicable securities laws, (C) Nasdaq Marketplace Rule 4310(c)(24), and (D) solely with respect to the Second Closing, Nasdaq Marketplace Rule 4350, no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign (a “Governmental Entity”), is required with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole).

(d) Capital Stock. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which an aggregate of 20,062,437 shares of Common Stock were issued and outstanding as of the close of business on October 31, 2008, and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, of which none were issued and outstanding as of the close of business on October 31, 2008. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of October 31, 2008, the Company had outstanding (i) stock options to purchase 3,763,604 shares of Common Stock and 1,043,265 shares of Common Stock are reserved for future issuance pursuant to the Company’s stock incentive plans and (ii) warrants that are exercisable for 246,629 shares of Common Stock. There are no preemptive or similar rights on the part of any holders of any class of securities of the Company and, except as set forth in this paragraph (d), no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company.

(e) Subsidiary. All of the outstanding shares of capital stock of the Subsidiary are owned by the Company free and clear of all Liens.

(f) SEC Filings; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since January 1, 2007 (the “Company SEC Documents”). As of its filing date, each Company SEC Document, as amended or supplemented, if applicable, (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(g) Absence of Certain Events and Changes. Since the date of filing of the Company’s Current Report on Form 10-Q for the quarter ended September 30, 2008 with the SEC, (i) the Company and its Subsidiary have conducted their respective businesses in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole, (iii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iv) the Company has not altered its method of accounting, (v) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or stock plans. The Company does not have pending before the SEC any request for confidential treatment of information.

(h) Compliance with Applicable Law. Each of the Company and its Subsidiary is in compliance with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it that relate to its respective business, and neither the Company nor its Subsidiary has received any notice alleging noncompliance except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. Each of the Company and its Subsidiary has all Permits that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to have such Permits or rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. All such Permits are in full force and effect and to the Knowledge of the Company, the Company and its Subsidiary are in compliance with the terms of such Permits, except where the failure to be in full force and effect or in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole.

(i) Litigation. There are no civil, criminal or administrative actions, suits, or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiary that, individually or in the aggregate, are likely to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. There are no outstanding judgments, orders, decrees, or injunctions of any Governmental Entity naming the Company or its Subsidiary that, insofar as can reasonably be foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole.

(j) Contracts.

(i) The Company has filed as exhibits to the Company SEC Documents all material agreements required to be filed under the rules and regulations of the SEC (the “Material Contracts”). A list of the Material Contracts is set forth on Schedule 2(j).

(ii) All Material Contracts are valid, binding and in full force and effect and enforceable against the Company or the Subsidiary, as the case may be, except to the extent that any failure to be enforceable, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect on the Company and its Subsidiary, taken as a whole, provided that no representation is made as to the enforceability of any non-competition provision in any employment agreement. There does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any of the Company or its Subsidiary or, to the Knowledge of the Company, any other Person, other than such violations, breaches or events of default as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole.

(k) Environmental Matters. Except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole, (i) the Company and its Subsidiary are in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and its Subsidiary have all Permits required under Environmental Laws for the operation of their respective businesses as presently conducted (“Environmental Permits”), (iii) neither the Company nor its Subsidiary has received notice from any Governmental Entity asserting that either the Company or its Subsidiary may be in violation of, or liable under, any Environmental Law, and (iv) there are no actions, proceedings or claims pending (or, to the Knowledge of the Company threatened) against the Company or its Subsidiary seeking to impose any liability under any Environmental Law or on Environmental Permits or with respect to any Hazardous Substances (as defined below). The representations and warranties in this Section 2(k) are the Company’s only representations and warranties in this Agreement concerning environmental matters.

For the purposes of this Agreement, “Environmental Law” means any applicable federal, state, local or foreign law, statute, regulation or decree directly relating to (x) the protection of the environment or (y) the use, storage, treatment, generation, transportation, processing, handling, release or disposal of Hazardous Substances, in each case, as in effect on the date hereof. “Hazardous Substance” means any waste, substance, material, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated, under any Environmental law.

(l) Status of Securities. The Securities being issued at the Initial Closing, and the Securities being issued at the Second Closing will, have been duly authorized by all necessary corporate action on the part of the Company, and at the Initial Closing and Second Closing, as the case may be, such Securities (i) will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided in this Agreement, and (ii) will not be subject to any claims by the Company or any other Person that a Purchaser is an “acquiring person” under any shareholder rights plan, including the Rights Agreement, as amended by the Second Amendment to Rights Agreement, or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents. The issuance of such Securities will not be subject to preemptive rights of any other shareholder of the Company. The Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be eligible for listing on Nasdaq when issued in accordance with the terms of this Agreement. As of the Initial Closing, the Company will have reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(m) Intellectual Property. The Company Intellectual Property is owned free from any Liens (other than Permitted Liens). All material Intellectual Property Licenses are in full force and effect, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition laws, penalties and jurisdictional issues including conflicts of laws). To the Knowledge of the Company, all Company Intellectual Property is valid and enforceable and all intellectual property that is the subject of such Intellectual Property is valid and enforceable. Neither the Company or its Subsidiary has received written notice from any third party that the development or commercialization of the Company’s or its Subsidiary’s products or product candidates infringes or misappropriates the rights of any third party in respect of any Intellectual Property owned by such third party. To the Knowledge of the Company, none of the Company Intellectual Property is being infringed or misappropriated by any third party. There is no written claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Company, threatened, that challenges the rights of the Company or its Subsidiary in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License. “Company Intellectual Property” means the Intellectual Property and Intellectual Property Licenses that are owned by the Company or its Subsidiary.

(n) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement as a result of any actions taken by the Company or its Subsidiary.

(o) Taxes. Each of the Company and the Subsidiary has timely filed with the appropriate tax authorities all tax returns required to be filed by or on behalf of the Company or the Subsidiary or any predecessor corporation of either of them, or any consolidated, combined or unitary group of which the Company is or has ever been a member (but only with respect to taxable periods during which the Company has been a member thereof) in all jurisdictions in which such tax returns are or were required to be filed. All such filings are true, complete and correct in all material respects. The Company and the Subsidiary have timely paid all taxes, including penalties and interest, assessments, withholding taxes, fees and other charges for which the Company or the Subsidiary is liable other than (i) those taxes being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (ii) those taxes not yet due and payable. To the Knowledge of the Company, the Company has no tax deficiency which has been asserted or threatened against the Company or the Subsidiary. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the Knowledge of the Company or the Subsidiary, threatened by any authority regarding any taxes relating to the Company or the Subsidiary. Neither the Company nor the Subsidiary has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or the Subsidiary, or, to the Knowledge of the Company or its Subsidiary, aware of any circumstances that would cause the taxable years or other taxable periods of the Company or the Subsidiary not to be subject to the normally applicable statute of limitations. Neither the Company nor the Subsidiary is a party to or is bound by any tax indemnity agreement, tax sharing agreement or tax allocation agreement.

(p) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against losses and risks and in amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged. The Company’s insurance contracts are in effect in accordance with their respective terms. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and the Subsidiary’s respective lines of business.

(q) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Initial Closing Date. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(r) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Subject to (i) the requirement that the Company file, no later than 10 days after each of the Initial Closing and the Second Closing, a “Notification Form: Change in the Number of Shares Outstanding” in accordance with Marketplace Rule 4310(c)(24), and (ii) the Company obtaining the requisite approval of its stockholders for the issuance of the Second Closing Shares and the Warrants prior to the Second Closing, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of Nasdaq.

(s) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(u) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(v) Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedule to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(w) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of any such securities under the Securities Act or under the rules and regulations of Nasdaq on which any of the securities of the Company are listed or designated, if such integration would cause this Agreement or the transactions contemplated herein to require shareholder approval in addition to the shareholder approval required pursuant to Nasdaq Marketplace Rule 4350 for the transactions contemplated hereby to be consummated at the Second Closing.

(x) Solvency. Based on the consolidated financial condition of the Company and the Subsidiary as of the Initial Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other known liabilities (including known contingent liabilities) as they mature; and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the

Company, and projected capital requirements and capital availability thereof. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). To the Knowledge of the Company, there are no facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction from the date hereof until the one year anniversary of the Second Closing Date. Schedule 2(x) sets forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or the Subsidiary has commitments. Neither the Company nor the Subsidiary is in default with respect to any Indebtedness.

(y) Form S-3 Eligibility. The Company is eligible to register the resale of the Securities for resale by the Purchaser on Form S-3 promulgated under the Securities Act.

(z) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa) Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Transactions With Affiliates. None of the officers or directors of the Company is presently a party to any transaction with the Company or the Subsidiary (other than for services as officers or directors), which would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act, which has not been so disclosed.

(cc) Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

(dd) Title to Assets. Neither the Company nor the Subsidiary owns any real property. The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiary are in compliance, except as could not have or reasonably be expected to result in a Material Adverse Effect.

(ee) Confidentiality. The Company is a party to the Confidentiality Agreement and acknowledges and agrees that the Purchasers are subject to the obligations set forth in the Confidentiality Agreement. The Company is in compliance, in all material respects, and bound by the terms of the Confidentiality Agreement.

(ff) Additional Representations. Reference is made to the representations and warranties of the Company set forth in Sections 8.5 and 8.9 of the Global Strategic Alliance Agreement (the “Additional Representations”). The Additional Representations are incorporated herein by reference and shall constitute a part of this Agreement as if such Additional Representations shall have been made hereunder. For the sake of clarity, the Additional Representations are the only representations of the Global Strategic Alliance Agreement that are incorporated herein by reference and made a part hereof.

3. Representations and Warranties of the Purchaser. Each of the Purchasers severally represents and warrants to the Company as follows:

(a) Organization. Each Purchaser is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to conduct its business as now being conducted.

(b) Authority. Such Purchaser has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. All necessary action required to have been taken by or on behalf of such Purchaser by applicable law or otherwise to authorize the approval, execution, delivery and performance by such Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized, and no other proceedings on its part are or will be necessary to authorize this Agreement or for it to consummate such transaction. This Agreement is valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c) Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by such Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon any of the properties or assets of such Purchaser pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Entity pursuant to, the organizational documents or agreements of such Purchaser or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which such Purchaser is bound, except for filings after the Closings under Section 13(d) of the Exchange Act and filings under the HSR Act.

(d) Acquisition for Investment. Such Purchaser (i) is acquiring the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of Securities, (ii) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (iii) has carefully reviewed the representations concerning the Company and the Subsidiary contained in this Agreement and has made detailed inquiry concerning the Company and the Subsidiary, their respective business and their respective personnel, and (iv) has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Confidentiality. Each Purchaser acknowledges and agrees that the Company is a party to the Confidentiality Agreement. Each Purchaser is in compliance, in all material respects, and is bound by the terms of the Confidentiality Agreement.

(g) Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement as a result of any actions taken by a Purchaser.

4. Registration Rights.

4.1 Registration of the Shares and the Warrant Shares.

(a) The Company shall file with the SEC, within 30 days following the Initial Closing Date, a Registration Statement covering the resale to the public by the Purchasers of the Initial Closing Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement covering the Initial Closing Shares to be declared effective by the SEC (collectively, the “Initial Closing Registrable Shares”) within 90 days after the filing thereof. The Company shall cause such Registration Statement to remain effective under the Securities Act until all Initial Closing Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144. The Company shall promptly, and in no event in more than two (2) Business Days, notify the Purchasers of the effectiveness of such Registration Statement after the Company confirms effectiveness with the SEC. In connection with the Company’s preparation and filing of the Registration Statement, each of the Purchasers shall deliver to the Company within 10 days after the Initial Closing, a completed questionnaire in the form attached hereto as Exhibit D.

(b) The Company shall file with the SEC, within 30 days following the Second Closing Date, a Registration Statement covering the resale to the public by the Purchasers of the Second Closing Shares and Warrant Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement covering the Second Closing Shares and Warrant Shares to be declared effective by the SEC (collectively, the “Second Closing Registrable Shares” and, together with the Initial Closing Registrable Shares, the “Registrable Shares”) within 90 days after the filing thereof. The Company shall cause such Registration Statement to remain effective under the Securities Act until all Second Closing Registrable Shares covered by such Registration

Statement have been sold or may be sold without volume restrictions pursuant to Rule 144. The Company shall promptly, and in no event in more than two (2) Business Days, notify the Purchasers of the effectiveness of such Registration Statement after the Company confirms effectiveness with the SEC.

4.2 Registration Representations and Warranties and Covenants.

(a) Other Registrations. The Company shall not file any other registration statements, other than registration statements on Form S-4 or Form S-8, until the Registration Statements required to be filed pursuant to Sections 4.1(a) and (b) hereunder are declared effective by the SEC, provided that this Section 4.2(a) shall not prohibit the Company from filing amendments to registration statements already filed.

(b) Compliance. Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Shares pursuant to a Registration Statement. The Company shall comply in all material respects with all applicable rules and regulations of the SEC applicable to the filing of a Registration Statement.

4.3 Registration Procedures.

(a) In connection with the filing by the Company of a Registration Statement covering Registrable Shares, the Company shall furnish to each Purchaser (i) a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and (ii) such other documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of Registrable Shares.

(b) The Company shall use commercially reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement under the securities laws of each state of the United States as the Purchasers shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(c) If for any reason the SEC does not permit the registration of all of the Warrant Shares in the Registration Statement filed pursuant to Section 4.1(b), then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Purchasers of any previously unregistered Warrant Shares on the first date after which the SEC will permit the filing of a Registration Statement covering any such remaining Warrant Shares.

(d) If the Company has delivered preliminary or final prospectuses to the Purchasers and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchasers and, if requested by the Company, the Purchasers shall immediately cease making offers or sales of Registrable Shares covered by a Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Purchasers with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Purchasers shall be free to resume making offers and sales of Registrable Shares under such Registration Statement.

(e) The Company shall be entitled to include in a Registration Statement covering Registrable Shares the shares of Common Stock held by other shareholders of the Company, provided such other shares of Common Stock are excluded first from such Registration Statement in order to comply with any applicable laws or request from any Government Entity, Nasdaq or any applicable listing agency.

(f) The Company shall pay the expenses incurred by it in complying with its registration obligations under this Section 4, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Purchasers in connection with sales under any Registration Statement covering Registrable Shares and (ii) the fees and expenses of one counsel retained by the Purchasers.

(g) The Company shall use commercially reasonable efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement, or any suspension of the qualifications (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction. The Company shall advise the Purchasers promptly after it shall receive notice of any stop order or issuance of any order by the SEC delaying or suspending the effectiveness of a Registration Statement covering Registrable Shares or of the initiation of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

4.4 Registration Confidentiality. Each Purchaser agrees to treat as confidential (unless otherwise publicly disclosed by the Company or a third party not to the knowledge of Purchaser in breach of an agreement of confidentiality with the Company) any written notice from the Company regarding the Company’s plans to file a Registration Statement and shall not disclose such information to any other person, or use such information, except as is necessary to exercise its rights under this Agreement.

4.5 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and their Associated Companies, each underwriter, and each other person, if any, who controls such Purchaser and their Associated Companies or underwriter within the meaning of the Securities Act or Exchange Act from and against any losses, claims, damages or liabilities to which such Purchaser and their Associated Companies, such underwriter or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any Registration Statement covering the Registrable Shares or in any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Purchaser and its Associated Companies, underwriter or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement, preliminary prospectus or prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser and their Associated Companies, underwriter or controlling person specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

(b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company, from and against any losses, claims, damages or liabilities to which the Company or any such underwriter, officer, director or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any Registration Statement covering the Registrable Shares or in any preliminary prospectus, final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, prospectus, amendment or supplement and such Purchaser will reimburse the Company, or such underwriter, officer, director or controlling person, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Purchaser’s obligation to indemnify the Company shall be limited to the net amount received by such Purchaser from the sale of the Registrable Shares.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.5 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or Associated Company or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 4.5 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among ether things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by such Purchaser from the sale of the Registrable Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The rights and obligation of the Company and the Purchaser under this Section 4.5 shall survive the termination of this Agreement.

4.6 Termination. All of the Company’s obligations to register the Registrable Shares under this Agreement shall terminate on a merger or consolidation of the Company, provided that the shares received as merger consideration in exchange for the Shares and Warrant Shares are freely tradable on a national securities exchange.

5. Rights Agreement.

(a) The Company shall at all times keep in full force and effect the Second Amendment to Rights Agreement, which generally provides that the Purchasers and Associated Companies may own the number of shares of outstanding Common Stock that does not exceed 33.3% of the Company’s fully-diluted Common Stock outstanding (which assumes the exercise or conversion of all exercisable or convertible securities then outstanding) (the “Maximum Percentage”) without such ownership causing such Purchasers and Associated Companies to be deemed “Acquiring Persons” for purposes of the Rights Agreement, which Maximum Percentage, as further provided in the Second Amendment to Rights Agreement, may be comprised of a combination of (i) Shares, (ii) up to 2,400,000 shares of Common Stock (subject to adjustment for any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar change to the Common Stock) that may be purchased from time to time after the Second Closing Date in the sole discretion of the Purchasers in open market purchases and/or privately negotiated acquisitions, (iii) Warrant Shares from time to time (so long as such Warrant exercise does not result in the Purchasers and Associated Companies owning in excess of the Maximum Percentage) and (iv) shares of Common Stock that the Purchasers may acquire as a consequence of the exercise of rights pursuant to Section 5(b). The Second Amendment to Rights Agreement also provides that the Purchasers’ and Associated Companies’ ownership of fully-diluted Common Stock outstanding in excess of the Maximum Percentage shall not result in the Purchasers and/or Associated Companies being deemed an “Acquiring Person” for purposes of the Rights Agreement if as a result of an acquisition of Common Stock by the Company, or the exercise or cancellation of outstanding securities that are exercisable, convertible or exchangeable for shares of Common Stock (including but not limited to outstanding options and warrants to purchase Common Stock), which, by reducing the number of shares of fully-diluted Common Stock outstanding, increases the proportionate number of shares owned by the Purchasers’ and Associated Companies’ to more than the Maximum Percentage. For the sake of clarity, the Company will use reasonable best efforts to ensure that the Purchasers and/or Associated Companies compliance with this Section 5 does not trigger the provisions of any shareholder rights plan or similar plan or arrangement, the Second Amendment to the Rights Agreement, or the Rights Agreement, as may be further amended, and will take all further action as may be reasonably required to accomplish the intent of this Section 5.

(b) Subject to the Rights Agreement, including the Second Amendment to Rights Agreement, and notwithstanding the limitation set forth in Section 5(a)(ii), if on or after the Initial Closing Date the Company issues shares of its Common Stock, or securities convertible or exercisable into shares of its Common Stock other than the Second Closing Shares, Warrants or Warrant Shares, each of the Purchasers may, in its sole discretion from time to time following the Second Closing Date and up to the earlier to occur of (i) December 31, 2013, and (ii) the termination of both of the Strategic Alliance Agreements, make open market purchases and/or privately negotiated acquisitions from time to time of up to such additional number of shares of Common Stock as may be required to ensure that the Purchasers maintain their aggregate Common Stock ownership level at the levels set forth in Schedule 5(b).

(c) Quarterly and upon Purchasers’ written request, the Company shall provide (within five (5) Business Days of any request) a statement as to the number of current outstanding shares of Common Stock and the Company’s good faith estimate of Purchasers’ current ownership percentage (which shall be based upon publicly available information and/or information furnished by the Purchasers to the Company in writing).

(d) The Company will not enter into any shareholder rights plans or similar plan or arrangement, or further amendment to the Rights Agreement, that would allow a claim to be made or enforced by the Company that any Purchaser or any Associated Company is an “Acquiring Person” for purposes of the Rights Agreement or otherwise deemed to trigger the provisions of any such plan provided that the Purchasers and Associated Companies are in compliance with this Section 5.

6. Covenants and Additional Agreements.

(a) Obligations. The Company and each Purchaser shall use reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform its obligations in respect of this Agreement, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

(b) Consents and Approvals. The Company and each Purchaser shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act and foreign antitrust filings and any filings under the rules and regulations of the SEC) required under any law applicable to it or its Subsidiary or Associated Companies, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Permits necessary to be obtained or made by it, in each case in connection with this Agreement, the sale and transfer of the Securities pursuant hereto and the consummation of the other transactions contemplated hereby or thereby.

(c) Further Actions. The Company and each Purchaser shall coordinate and cooperate with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other parties in connection with the filings and other actions contemplated by this Agreement. The Company and each Purchaser will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

(d) Notice. At all times prior to the Second Closing Date, the Company and each Purchaser shall promptly notify each other in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Section 7 to be satisfied, promptly upon becoming aware of the same.

(e) SEC Filings; Financial Statements. The Company shall use commercially reasonable efforts to (i) timely file any reports, schedules, forms, statements and documents required to be filed by it with the SEC under the Securities Act and the Exchange Act (“Future SEC Filings”) and use commercially reasonable efforts to (A) comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (B) ensure that any Future SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) ensure that the financial statements of the Company included in the Future SEC Filings shall comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing; and (iii) ensure that the financial statements in its Future SEC Filings shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(f) Compliance with Applicable Law. Each of the Company and its Subsidiary shall (i) use commercially reasonable efforts to comply in all material respects with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it that relate to its respective business; and (ii) maintain all Permits that are required in order to permit it to carry on its business as it is presently conducted, except such Permits for which the failure so to maintain shall not have a Material Adverse Effect. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002. The Company will not knowingly take action that would cause the Company to become subject to the Investment Company Act unless the Company so registers or has, or obtains, an exemption from registration.

(g) Listing of Common Stock. The Company shall take no action designed to, or which to the Knowledge of the Company is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock, including the Shares and Warrant Shares, on Nasdaq. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its

Common Stock, including the Shares and Warrant Shares, on Nasdaq and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq.

(h) Board Attendance Rights. The Company shall permit one Representative (which Representative shall be reasonably acceptable to the Company) to attend regular meetings of the Company’s Board of Directors each year during the period beginning on the date hereof and ending on the earlier to occur of: (a) December 31, 2013 and (b) the termination of both of the Strategic Alliance Agreements; provided, however, that, at the request of the Board of Directors, the Representative shall excuse himself or herself from such portions of the Board of Directors meeting that he or she is attending if the Board of Directors reasonably believes it to be necessary so to conduct the Board’s business (i) in order to avoid conflict with the Company’s obligations to third parties (such as, but not limited to, discussions of proprietary aspects of collaborations with third parties), (ii) discussions of disputes with Purchasers and/or its Associated Companies, and (iii) any other matters in which the Board of Directors reasonably concludes that the exercise of the fiduciary duties of the Board of Directors requires such Representative to excuse himself or herself. The Company shall provide to the Purchasers’ Representative all notices of all Board meetings, copies of agendas for all Board meetings prior to such meetings and the minutes for all Board meetings as soon as practicable after the conclusion of any such meeting. The initial Representative of the Purchasers shall be James J. Dolan. The Purchasers may, from time to time, propose in writing a substitute Representative to the Company, which substitute Representative shall be subject to approval by the Board, which approval shall not be unreasonably withheld, such approval to be granted or denied promptly after such proposal has been made by the Purchasers, and in any event on or before the next meeting of the Board.

(i) Proxy Statement; Special Meeting. The Company shall, within ten (10) Business Days of the Initial Closing Date, file a preliminary proxy statement with the SEC with respect to a special meeting of shareholders seeking approval for the transactions contemplated by the Second Closing, which shall include the recommendation of the Board that the shareholders approve such transactions. The Company shall use commercially reasonable efforts to hold a special meeting of its shareholders to vote on such transactions no more than thirty (30) Business Days after the mailing of its definite proxy statement to shareholders, as such time may be extended by adjournments to obtain the requisite quorum for such meeting and adjournments resulting from the distribution of additional proxy solicitation materials pursuant to Exchange Act Rule 14a-6.

7. Conditions Precedent to Second Closing.

7.1 Each Party’s Obligations. The obligations of the Company and the Purchasers to consummate the transactions contemplated to occur at the Second Closing shall be subject to the satisfaction prior to the Second Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

(a) HSR, Shareholder and Other Approvals. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby to be consummated at the Second Closing shall have expired or been terminated, the Company shall have received the requisite approval of its holders of Common Stock to the issuance and sale of the Second Closing Shares and Warrants, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby to be consummated at the Second Closing, shall have been obtained or filed or shall have occurred.

(b) No Litigation, Injunctions, or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement to be consummated at the Second Closing shall be in effect.

7.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated to occur at the Second Closing shall be subject to the satisfaction or waiver thereof prior to the Second Closing of the following condition:

(a) Representations and Warranties. The representations and warranties of each Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the time of the Second Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not qualified shall be true and correct in all material respects, on and as of such earlier date).

(b) Deliverables. The Purchasers shall have delivered to the Company the items set forth in Sections 1(b)(v) and (vi).

7.3 Conditions to the Obligations of Purchaser. The obligations of the Purchasers to consummate the transactions contemplated to occur at the Second Closing shall be subject to the satisfaction or waiver thereof prior to the Second Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the time of the Second Closing as though made at and as of such time, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), or (ii) as set forth in an amended Disclosure Schedule delivered by the Company to the Purchasers.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects (other than such covenants and obligations which are already qualified by a materiality standard in which case such covenant and agreement shall be performed or complied with exactly as stated) with all obligations and covenants required to be performed or complied with by the Company under this Agreement on or prior to the Second Closing.

(c) Material Adverse Change. There shall have been no Material Adverse Change with respect to the Company since the date hereof.

(d) Deliverables. The Company shall have delivered to the Purchasers the items set forth in Sections 1(b)(i)-(iv).

8. Termination.

8.1 Termination. This Agreement may be terminated with respect to the respective obligations of the Company and the Purchasers to sell and purchase the Second Closing Shares and the Warrants and to deliver the other deliverables contemplated to be delivered at the Second Closing at any time prior to the Second Closing:

(a) by mutual written consent of Purchasers and the Company; or

(b) by the Purchasers or the Company if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby to be consummated at the Second Closing illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby to be consummated at the Second Closing and such judgment, order, decree or ruling shall have become final and non-appealable; or

(c) by the Purchasers:

(i) if the Second Closing shall not have occurred prior to March 31, 2009, unless such failure to close is because any applicable waiting period under the HSR Act relating to the transactions contemplated hereby to be consummated at the Second Closing shall not have expired or been terminated as of such date, or

(ii) if any of the conditions set forth in Section 7 shall become impossible to fulfill and shall not have been waived in accordance with the terms of this Agreement.

8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchasers as provided in Section 8.1, the respective obligations of the Company and the Purchasers to sell and purchase the Second Closing Shares and the Warrants and to deliver the other deliverables contemplated to be delivered at the Second Closing shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchasers or the Company (except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement applicable to the Second Closing) and the remaining provisions of this Agreement shall survive such termination and remain in full force and effect.

9. Interpretation; Definitions.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

“Agreement” means this Agreement, together with all appendices, exhibits and schedules attached hereto and the Disclosure Schedule, as the same may be amended or supplemented from time to time, by written agreement of the Company and the Purchasers.

“Associated Company” means, as to any Purchaser, any person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly (i) controls a Purchaser, (ii) is controlled by a Purchaser or (iii) is under common control with a Purchaser. The terms “control” and “controlled” mean ownership of 50% or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof.

“Business Day” means any day on which banking institutions are open in the City of Boston.

“Closing” is defined in Section 1(b).

“Closing Date” is defined in Section 1(b).

“Common Stock” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Company Bylaws” is defined in Section 2(a).

“Company Charter” is defined in Section 2(a).

“Company Intellectual Property” is defined in Section 2(m).

“Company SEC Documents” is defined in Section 2(f).

“Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement effective August 13, 2008 between the Company and an Associated Company of the Purchasers.

“Contract” is defined in Section 2(c)(i).

“Disclosure Schedule” is defined in Section 2.

“Environmental Law” is defined in Section 2(k).

“Environmental Permits” is defined in Section 2(k).

“Evaluation Date” is defined in Section 2(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“FAAH U.S. Strategic Alliance Agreement” means the Strategic Alliance Agreement dated as of the date hereof with respect to the development and commercialization of certain products in the United States between the Company and Purdue Pharmaceutical Products L.P.

“Future SEC Filings” is defined in Section 6(e).

“GAAP” means United States generally accepted accounting principles.

“Global Strategic Alliance Agreement” means the Strategic Alliance Agreement as of the date hereof with respect to the development and commercialization of certain products outside of the United States between the Company and an Associated Company of the Purchasers.

“Governmental Entity” is defined in Section 2(c)(ii).

“Hazardous Substance” is defined in Section 2(k).

“HSR Act” is defined in Section 2(c)(ii).

“Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Initial Closing” is defined in Section 1(a).

“Initial Closing Date” is defined in Section 1(a).

“Initial Closing Registrable Shares” is defined in Section 4.1(a).

“Initial Closing Shares” is defined in Section 1(a).

“Initial Purchase Price” is defined in Section 1(a).

“Intellectual Property” means trademarks, trade names, trade dress, service marks, copyrights, domain names, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, rights of privacy and publicity, moral rights, and any other similar intellectual property rights.

“Intellectual Property License” means any written license, permit, authorization, approval, Contract or consent granted, issued by or with any Person relating to the use by Company or its Subsidiary of Intellectual Property.

“Knowledge of the Company,” “Knowledge of the Company or its Subsidiary” or any like expression means the actual knowledge of the executive officers and vice presidents of the Company and/or Subsidiary and the knowledge that would be reasonably expected to be known by such individuals in the ordinary and usual course of the performance of their professional responsibilities to the Company and/or Subsidiary.

“Lien” is defined in Section 2(c)(i).

“Line of Credit Agreement” means the Line of Credit Agreement dated as of the date hereof, pursuant to which the Purchasers are agreeing to make loans of up to an aggregate principal amount of $50.0 million to the Company, upon certain conditions contained therein.

“Material Adverse Change” with respect to the Company and the Subsidiary (taken as a whole) means (i) the Company’s ongoing Phase III clinical trial of IPI-504 in refractory gastrointestinal stromal tumors shall have been terminated by the Company, the independent data safety monitoring committee for such trial, or the U.S. Food and Drug Administration on the basis of statistical futility or a significant change in the safety profile of IPI-504 or (ii) the Company’s ongoing Phase I clinical trial of IPI-926 in advanced and/or metastatic solid tumors shall have been terminated by the Company or the U.S. Food and Drug Administration on the basis of a significant change in the safety profile of IPI-926.

“Material Adverse Effect” on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on (a) the results of business, properties, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole), (b) the ability of such entity (or group of entities) to consummate the transactions and perform in any material respect on a timely basis its obligations contemplated under the Transaction Documents, or (c) the legality, validity or enforceability of any Transaction Document.

“Material Contract” is defined in Section 2(j)(i).

“Maximum Percentage” is defined in Section 5(a).

“Nasdaq” means the NASDAQ Stock Market.

“Permit” all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity.

“Permitted Liens” means (a) those Liens (A) securing debt set forth on Schedule 9, (B) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (C) that constitute mechanics’, carriers’, workmen’s or like liens, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, (D) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and social security, retirement and other legislation, (E) easements, covenants, declarations, rights or way, encumbrances, or similar restrictions in connection with real property owned by the Company or its Subsidiary that do not materially impair the use of such real property by the Company and its Subsidiary, and in the case of Liens described in clauses (B), (C), (D) or (E) that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole; and (b) with respect to Company Intellectual Property, (A) the joint ownership of any Company Intellectual Property by Company or its Subsidiary, on the one hand, and any other Person(s) (each such Person, a “Co-Owner”), on the other hand, set forth on Schedule 9, (B) licenses under the Company Intellectual Property granted by Company, its Subsidiary, any Co-Owner or any licensee of the foregoing set forth on Schedule 9 or (C) rights to use Company Intellectual Property granted by the Company or its Subsidiary under reasonable and customary service agreements, clinical trial agreements, consulting agreements, material transfer agreements and confidentiality agreements entered into in the ordinary course of business.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.

“Purchaser” and “Purchasers” are defined in the recitals to this Agreement.

“Registrable Shares” is defined in Section 4.1(b).

“Registration Statement” means the registration statements on Form S-3 (or any successor form related to secondary offerings) required to be filed hereunder and any additional registration statements contemplated by Section 4, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representative” shall mean any director, officer or employee of a Purchaser or an Associated Company.

“Rights Agreement” means the Rights Agreement between Discovery Partners International, Inc. (“DPI”), and American Stock Transfer & Trust Company (“Rights Agent”) dated February 13, 2003, as amended by the First Amendment to Rights Agreement between DPI and Rights Agent dated April 10, 2006.

“SEC” means the Securities and Exchange Commission.

“Second Amendment to Rights Agreement” is defined in Section 1(a)(v).

“Second Closing” is defined in Section 1(b).

“Second Closing Date” is defined in Section 1(b).

“Second Closing Purchase Price” is defined in Section 1(b).

“Second Closing Registrable Shares” is defined in Section 4.1(b).

“Second Closing Shares” is defined in Section 1(b).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means the Initial Closing Shares and the Second Closing Shares.

“Strategic Alliance Agreements” means, collectively, the Global Strategic Alliance Agreement and the FAAH U.S. Strategic Alliance Agreement.

“Subsidiary” means Infinity Discovery, Inc., a wholly-owned subsidiary of the Company.

“Transaction Documents” means this Agreement, the Warrants, and any other documents or agreement executed in connection with the transactions contemplated hereunder.

“Warrants” is defined in Section 1(b).

“Warrant Shares” is defined in Section 2(l).

(b) The definitions of the terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (B) any reference to any laws or regulations herein will be construed as referring to such laws and regulations as from time to time enacted, repealed or amended, (C) any reference herein to any Person will be construed to include the Person’s successors and assigns, (D) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (E) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such party may determine in such party’s sole discretion, and (F) all references herein to Sections, Exhibits or Schedules will be construed to refer to Sections, Exhibits and Schedules of this Agreement.

10. Miscellaneous

10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

10.2 Specific Enforcement. The Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

10.3 Entire Agreement. This Agreement, the Warrant, the Strategic Alliance Agreements, and the Line of Credit Agreement contain the entire understanding of the parties and their Associated Companies with respect to the transactions contemplated hereby.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed and delivered, shall be considered to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if the parties have not executed the same counterpart. Signatures provided by facsimile or electronic transmission will be deemed to be original signatures.

10.5 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth below:

If to the Company:

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, Massachusetts 02139

Attn: Adelene Q. Perkins, President

Telephone (617) 453-1000

Facsimile: (617) 453-1001

With copies to:

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, Massachusetts 02139

Attn: Gerald E. Quirk, Esq., General Counsel

Telephone (617) 453-1000

Facsimile: (617) 453-1001

and to

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 01209

Attn: Steven D. Singer, Esq.

Telephone (617) 526-6000

Facsimile: (617) 526-5000

If to Purchaser, at the address set forth on Schedule A-1 hereto.

With copies to:

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Stuart D. Baker

Telephone (212) 408-5100

Facsimile: (212) 541-5369

All notices and other communications required or permitted under this Agreement shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communications was delivered to such delivery service, and (c) in the case of notices and communications sent by United States mail, three days after such notice or communication shall have been deposited in the United States mail. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party’s counsel as set forth above.

10.6 Amendments. This Agreement may be amended as to the Purchasers and their successors and assigns (determined as provided in Section 10.7), and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the Purchasers. This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

10.7 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement, and the rights and obligations of the Purchasers hereunder, may be assigned by a Purchaser to (a) any person or entity to which Securities are transferred by such Purchaser, or (b) to any Associated Company of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

10.8 Expenses and Remedies. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense.

10.9 Transfer of Securities. Each Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may only be sold or otherwise disposed of in compliance with state and federal securities laws. Each Purchaser understands and agrees that each certificate representing the Securities (other than Securities which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE

AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

and such Purchaser agrees to transfer the Securities only in accordance with the provisions of such legend. The foregoing legend shall be removed from any Securities or from the certificates representing such Securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to an effective Registration Statement or Rule 144. Notwithstanding the foregoing and subject to compliance with any applicable securities laws, Purchasers may sell, transfer, assign, pledge or otherwise dispose of the Securities, in whole or in part, to any of its Associated Companies or the Company. Subject to compliance with any applicable securities laws and the conditions set forth in this Section 10.9, if a Purchaser wishes to transfer Securities, at such Purchaser’s request, and subject to the delivery by such Purchaser of such documentation as may be reasonably requested by the Company or its counsel, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect a transfer of any of the Securities.

10.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to choice of law and conflicts of law principles.

10.11 Publicity. The Company and the Purchasers will consult and cooperate with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement.

10.12 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

10.13 Consent to Jurisdiction. The Company and each Purchaser irrevocably submits to the personal exclusive jurisdiction of the United States District Court for the District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and, to the extent permitted under applicable rules of procedure, agrees not to commence any action, suit or proceeding relating hereto except in such court). The Company and each Purchaser further agrees that service of any process, summons, notice or document hand delivered or sent by registered mail to such party’s respective address set forth in Section 10.5 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. The Company and each Purchaser irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District court for the District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Adelene Q. Perkins
Name:	Adelene Q. Perkins
Title:	President and Chief Business Officer

PURDUE PHARMA L.P.

By:	Purdue Pharma Inc., its general partner

By:	/s/ Edward B. Mahony
Executive V.P. and Chief Financial Officer

PURDUE PHARMACEUTICAL PRODUCTS L.P.

By:	Purdue Pharmaceutical Products, Inc., its general partner

By:	/s/ Edward B. Mahony
Executive V.P. and Chief Financial Officer

SCHEDULE A-1

LIST OF PURCHASERS AND SECURITIES PURCHASED AT INITIAL CLOSING

Purchaser	Shares of Common Stock	Initial Purchase Price
Purdue Pharma L.P. One Stamford Forum 201 Tresser Blvd. Stamford, CT 06901-3431, USA	2,000,000	$22,500,000

Purdue Pharmaceutical Products L.P. One Stamford Forum 201 Tresser Blvd. Stamford, CT 06901-3431, USA	2,000,000	$22,500,000

Total:	4,000,000	$45,000,000

SCHEDULE A-2

LIST OF PURCHASERS AND SECURITIES PURCHASED AT SECOND CLOSING

Purchaser	Shares of Common Stock	Warrants to Purchase Common Stock		Second Closing Purchase Price
Purdue Pharma L.P. One Stamford Forum 201 Tresser Blvd. Stamford, CT 06901-3431, USA	1,000,000	3,000,000	(1)	$15,000,000

Purdue Pharmaceutical Products L.P. One Stamford Forum 201 Tresser Blvd. Stamford, CT 06901-3431, USA	1,000,000	3,000,000	(1)	$15,000,000

Total:	2,000,000	6,000,000		$30,000,000

(1)	At the Second Closing, each Purchaser will receive Warrants exercisable for: (a) 500,000 shares, (b) 1,000,000 shares, and (c) 1,500,000 shares, of Common Stock, respectively, the exercise terms of which are further described in Schedule B to the Agreement.

SCHEDULE B

WARRANT EXERCISE TERMS

At the Second Closing, each Purchaser shall receive three Warrants, as follows:

	First Warrants	Second Warrants	Third Warrants
Warrant Exercise Date	Exercise Price for Warrants to Purchase an Aggregate of 500,000 Shares; Expires 7/1/10	Exercise Price for Warrants to Purchase an Aggregate of 1,000,000 Shares; Expires 7/1/11	Exercise Price for Warrants to Purchase an Aggregate of 1,500,000 Shares; Expires 7/2/12
Second Closing Date	$15	$20	$30
4/1/09	$15	$20	$30
7/1/09	$15	$20	$30
10/1/09	$16.25	$20	$30
1/4/10	$17.50	$20	$30
4/1/10	$18.75	$20	$30
7/1/10	$20	$20	$30
10/1/10		$22.50	$30
1/3/11		$25	$30
4/1/11		$27.50	$30
7/1/11		$30	$30
10/3/11			$32.50
1/3/12			$35
4/2/12			$37.50
7/2/12			$40

NOTE:	The above exercise prices are subject to adjustment to take into account any adjustments set forth in Section 2 of the form Warrant occurring between the date of this Agreement and the issuance of the Warrant.

SCHEDULE 5(b)

PURCHASERS AGGREGATE COMMON STOCK OWNERSHIP LEVEL

Warrant Exercise	Ownership Level
If the Purchasers have not exercised any of the Warrants	20.0%
If the Purchasers have exercised the aggregate First Warrants	22.6%
If the Purchasers have exercised the aggregate Second Warrants, but not the First Warrants	25.0%
If the Purchasers have exercised the aggregate First Warrants and the Second Warrants	27.3%
If the Purchasers have exercised the Third Warrants, but not the First and Second Warrants	27.3%
If the Purchasers have exercised the aggregate First and Third Warrants, but not the Second Warrants	29.4%
If the Purchasers have exercised the aggregate Second and Third Warrants, but not the First Warrants	31.4%
If the Purchasers have exercised the aggregate First, Second and Third Warrants	33.3%

EXHIBIT A

SECOND AMENDMENT TO RIGHTS AGREEMENT

INFINITY PHARMACEUTICALS, INC.

SECOND AMENDMENT TO RIGHTS AGREEMENT

This Second Amendment to Rights Agreement (this “Amendment”) is made as of November 19, 2008 between Infinity Pharmaceuticals, Inc., a Delaware corporation (formerly known as Discovery Partners International, Inc. (the “Company”)), and American Stock Transfer & Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”)).

WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement, dated as of February 13, 2003 (the “Rights Agreement”);

WHEREAS, the Company and the Rights Agent entered into that certain First Amendment of Rights Agreement dated as of April 10, 2006 (the “First Amendment”); and

WHEREAS, the Company and the Rights Agent wish to further amend the Rights Agreement, as amended by the First Amendment, as provided below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Further Amendment of Rights Agreement.

1.1 That the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement be amended to read in its entirety as follows:

“Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include:

(1) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan;

(2) the Purchasers (as such term is defined in that certain Securities Purchase Agreement, dated as of November 19, 2008, between the Company and the Purchasers named therein (the “Securities Purchase Agreement”)) and any of their Associated Companies (as defined below) (such Purchasers and their Associated Companies referred to herein collectively as the “Investment Group”) solely with respect to:

(A) An aggregate of (a) four million (4,000,000) shares of Common Stock representing the Initial Closing Shares (as defined below) and (b) two million (2,000,000) shares of Common Stock representing the Second Closing Shares (as defined below), in each case issued to the Purchasers pursuant to Sections 1(a) and 1(b), respectively, of the Securities Purchase Agreement;

(B) Up to an additional two million four hundred thousand (2,400,000) shares of Common Stock acquired by the Investment Group after the Second Closing Date (as defined below) in open market purchase transactions and/or privately negotiated acquisitions, other than pursuant to a Make Whole Acquisition (as defined in paragraph (D) below);

(C) Up to an additional six million (6,000,000) shares of Common Stock issuable upon exercise of the Warrants (as defined below) acquired by the members of the Investment Group pursuant to Section 1(b) of the Securities Purchase Agreement; and

(D) the Investment Group solely as a result of the exercise of their rights described in the following sentence to make one or more Make Whole Acquisitions. If on or after the Initial Closing Date (as defined below) the Company issues shares of Common Stock or issues Common Stock upon conversion or exercise of securities convertible or exercisable into shares of Common Stock other than pursuant to the Securities Purchase Agreement, such additional shares of Common Stock as may be acquired in open market purchases and/or privately negotiated acquisitions from time to time by members of the Investment Group as may be required to maintain the Investment Group’s Common Stock ownership percentage as set forth in Schedule 5(b) of the Securities Purchase Agreement (each a “Make Whole Acquisition”); provided that any such Make Whole Acquisition only occurs during the period commencing upon the Second Closing Date and ending on the earlier to occur of (x) December 31, 2013 and (y) the termination of the Strategic Alliance Agreements, as such term is defined in the Securities Purchase Agreement;

Subject to Section 1.1(4) below and notwithstanding anything contained in clauses (A) through (D) above, in no event shall the total amount of Common Stock beneficially owned by the members of the Investment Group exceed 33.3% of the Company’s then current Fully-Diluted Common Outstanding (as defined below).

(3) any Person who, alone or together with all Affiliates and Associates of such Person, was, at the time of the announcement by the Company of the declaration by its board of directors on February 13, 2003 of the dividend distribution of the Rights, the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, unless and until such time as such Person or any Affiliate or Associate of such Person becomes the Beneficial Owner of any additional shares of Common Stock (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally); and

(4) any Person that the board of directors of the Company in good faith determines has become an “Acquiring Person” inadvertently, and such Person has divested or divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” hereunder. Furthermore, notwithstanding anything stated in Section 1.1 of this Amendment to the contrary, no Person shall become an “Acquiring Person” as a result of (i) an acquisition of Common Stock by the Company or (ii) in the case of the Investment Group, the exercise or cancellation of outstanding securities that are exercisable, convertible or exchangeable for shares of Common Stock (including but not limited to outstanding options and warrants to purchase Common Stock), which, as a result of reducing the number of shares of Fully-Diluted Common Outstanding, increases the proportionate number of shares beneficially owned by such person to 15% or more of the shares of Common Stock then outstanding (or, in the case of the Investment Group, more than 33.3% of the Company’s then current Fully-Diluted Common Outstanding); provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (or, in the case of the Investment Group, more than 33.3% of the Company’s then current Fully-Diluted Common Outstanding) as a result of (i) the acquisition of shares of Common Stock by the Company (as described in the immediately preceding clause) or (ii) in the case of the Investment Group, the exercise or cancellation of outstanding securities that are exercisable, convertible or exchangeable for shares of Common Stock (including but not limited to outstanding options and warrants to purchase Common Stock) and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally), then such Person shall be deemed to be an “Acquiring Person” hereunder.

All references herein to numbers of shares of Common Stock or Fully-Diluted Common Outstanding shall be subject to adjustment for any stock split, reverse stock split, stock dividend, reclassification, recapitalization or other similar change to the Common Stock.

For purposes of this definition of “Acquiring Person,” (i) “Fully-Diluted Common Outstanding” shall mean the number of then issued and outstanding shares of Common Stock together with all shares of Common Stock issuable upon the exercise or conversion, as applicable, of all exercisable or convertible securities of the Company then outstanding and (ii) the terms “Associated Companies,” “Initial Closing Date,” “Initial Closing Shares,” “Second Closing Date,” “Second Closing Shares” and “Warrants” shall have the meanings given them in the Securities Purchase Agreement.

1.2 That Section 35 of the Right Agreement, as amended, be deleted.

2. No Other Amendment. Except as provided in this Amendment, the Rights Agreement, as amended, shall remain in full force and effect without any modification. The Company will not enter into any further amendment to the Rights Agreement that would allow a claim to be made or enforced by the Company that the Investment Group is an “Acquiring Person” for purposes of the Rights Agreement or otherwise deemed to trigger the provisions of the Rights Agreement provided that the Investment Group is in compliance with Section 1.1 of this Amendment. By executing below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement. This Amendment shall become effective when executed and delivered by the Company and the Rights Agent as provided in Section 27 of the Rights Agreement and shall be irrevocable.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The foregoing Amendment is hereby executed as of the date first above written.

THE COMPANY

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Adelene Q. Perkins
Name:	Adelene Q. Perkins
Title:	President and Chief Business Officer

THE RIGHTS AGENT

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

EXHIBIT B

FORM OF WILMERHALE OPINION

                    , 2008

To the Purchasers Named on

Schedule A attached hereto

Re:	Infinity Pharmaceuticals, Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section [1(a)(vi)/1(b)(ii)] of the Securities Purchase Agreement, dated as of November __, 2008 (the “Agreement”), by and between Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the parties identified in the Agreement as a “Purchaser” (each of whom is named on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”)). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement. As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)	the Restated Certificate of Incorporation, as in effect on the date hereof (the “Charter”), and the Amended and Restated By-laws, as amended and in effect on the date hereof (the “By-laws”), of the Company;

(b)	a Certificate of the Secretary of State of the State of Delaware, dated November __, 2008, attesting to the continued legal existence and corporate good standing of the Company in Delaware (the “Company Domestic Certificate”);

(c)	a Certificate of the Secretary of State of the Commonwealth of Massachusetts, dated November __, 2008, attesting to the good standing and due qualification of the Company to transact business in Massachusetts (the “Company Foreign Qualification Certificate”);

(d)	a Certificate of the Secretary of State of the State of Delaware, dated November __, 2008, attesting to the continued legal existence and corporate good standing of Infinity Discovery, Inc. (the “Subsidiary”) in Delaware (the “Subsidiary Domestic Certificate”);

(e)	a Certificate of the Secretary of State of the Commonwealth of Massachusetts, dated November __, 2008, attesting to the good standing and due qualification of the Subsidiary to transact business in Massachusetts (the “Subsidiary Foreign Qualification Certificate”);

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

(f)	the Agreement;

(g)	the Strategic Alliance Agreements;

(h)	[For Second Closing opinion only: the Warrants;] and

(i)	a Secretary’s Certificate from the Company, dated as of the date hereof, attesting to the Company’s Charter and By-laws, certain resolutions adopted by the Board of Directors [for Second Closing opinion only: and stockholders] of the Company, and the incumbency of certain officers of the Company.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchasers and the Company in the Agreement. We have not attempted to verify independently such facts. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Agreement. We have also assumed that the Agreement is the valid and binding obligation of each party thereto other than the Company and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Agreement other than the Company.

For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Agreement.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein as to the enforceability of Section 4.5 of the Agreement. We are expressing no opinion herein with respect to compliance by the Company with state securities or “blue sky” laws, or with any state or federal securities antifraud laws.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Agreement may not be waived or modified except in writing or (h) relating to consent to jurisdiction.

Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence, due qualification and good standing of the Company, are based solely on the Company Domestic Certificate and the Company Foreign Qualification Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence, due qualification and good standing of the Subsidiary, are based solely on the Subsidiary Domestic Certificate and the Subsidiary Foreign Qualification Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of the Company or the Subsidiary in any jurisdiction.

For purposes of our opinions in paragraphs 5 and 6 below, we have relied upon representations made by the Purchasers in Section 3 of the Agreement, and have assumed

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

(without any independent investigation) the accuracy of such representations. For purposes of our opinions in paragraphs 5 and 6 below, we have also assumed that in connection with the offer and sale of securities to the Purchasers, neither the Company nor any person acting on its behalf has engaged in any form of “general solicitation or general advertising” within the meaning contemplated by Rule 502 (c) of Regulation D.

We are opining herein solely as to the state laws of the State of New York, the statutes codified as 8 Del. C. §§101-398 and known as the General Corporation Law of the State of Delaware (the “DGCL Statute”) and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Agreement will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted, to enter into and perform its obligations under the Agreement, and to carry out the transactions contemplated by the Agreement. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts. The Subsidiary is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted. The Subsidiary is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts.

2.	The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $0.001 par value per share.

3.

The [Initial Closing/Second Closing] Shares have been duly authorized by all necessary corporate action on the part of the Company, and the [Initial Closing/Second Closing] Shares, when issued, sold and delivered against payment

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable. [For Second Closing opinion only: The Warrants have been duly authorized by all necessary corporate action on the part of the Company; and the Warrants, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be duly and validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Warrant Shares, when issued, sold and delivered against payment therefor upon exercise of, and in accordance with the provisions of, the Warrants, will be duly and validly issued, fully paid and non-assessable.]

4.	The execution and delivery by the Company of the Agreement [For Second Closing opinion only: and the Warrants], and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement [For Second Closing opinion only: and the Warrants] [has][have] been duly executed and delivered by the Company. The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. [For Second Closing opinion only: Each of the Agreement and the Warrants constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.]

5.	The execution and delivery by the Company of the Agreement [For Second Closing only: and the Warrants], and the consummation by the Company of the transactions contemplated thereby, do not and will not (a) violate the provisions of any U.S. federal or New York or Massachusetts state law, rule or regulation of any governmental authority, to which the Company is subject, or by which any property or asset of the Company is bound or affected; (b) violate the provisions of the Company’s Charter or By-laws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware; or (d) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreement to which the Company is a party and which is listed as on Schedule B hereto.

6.	Based in part on the representations of each of the Purchasers in Section 3 of the Agreement, the offer, issuance and sale of the [Initial Closing/Second Closing]

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

Shares pursuant to the Agreement are exempt from registration under the Securities Act of 1933, as amended. [For Second Closing opinion only: Based in part on the representations of each of the Purchasers in Section 3 of the Agreement, the offer, issuance and sale of the Warrants pursuant to the Agreement, and the Warrant Shares are exempt from registration under the Securities Act of 1933, as amended.]

7.	The issuance of the Shares [For Second Closing opinion only: the Warrants, and the Warrant Shares] will not be subject to any preemptive or similar statutory rights under the DGCL Statute, the Company’s Charter or By-Laws, or similar contractual rights granted by the Company (except for such contractual rights as have been waived) pursuant to any contract or agreement to which the Company is a party and which is listed on Schedule B hereto.

8.	Assuming the accuracy of the representations of the Purchasers in Section 3 of the Agreement, no approval or consent of, or registration or filing with, any court or governmental agency or body is required to be obtained or made by the Company under applicable law in connection with the execution, delivery and performance of the Agreement [For Second Closing opinion only: and the Warrants], except (a) such as have been obtained for any state “blue sky filings,” (b) a Form D to be filed pursuant to the Securities Act, or (c) any other such filings that may be required by the terms of the Agreement or required or permitted to be made after the date hereof under applicable federal and state securities laws or as required by the rules and regulations of the NASDAQ Global Market.

9.	The Company is not, and as a result of and immediately upon [Initial Closing/Second Closing] will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

This opinion is provided to the Purchasers as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Purchasers and is solely for the benefit of the Purchasers in connection with the transactions contemplated by the Agreement. This opinion may not be relied upon by the Purchasers for any other purpose, nor may this opinion be

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours, Wilmer Cutler Pickering Hale and Dorr LLP

By:
______________________, a Partner

Schedule A

Name and Address of Purchasers

Purdue Pharma L.P.

One Stamford Forum

201 Tresser Blvd.

Stamford, CT 06901-3431

USA

Purdue Pharmaceutical Products L.P.

One Stamford Forum

201 Tresser Blvd.

Stamford, CT 06901-3431

USA

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

Schedule B

Agreements

Rights Agreement between Infinity Pharmaceuticals, Inc. and American Stock Transfer & Trust Company dated February 13, 2003

First Amendment to Rights Agreement between Infinity Pharmaceuticals, Inc. and American Stock Transfer & Trust Company dated April 11, 2006

License Agreement by and between Infinity Discovery, Inc. and Amgen, Inc. dated as of July 7, 2006

Collaboration and Option Agreement by and between Infinity Discovery, Inc. and Novartis International Pharmaceutical Ltd. dated as of November 16, 2004

Collaboration Agreement by and between Infinity Discovery, Inc. and Novartis Institutes for BioMedical Research, Inc. dated as of February 24, 2006

Collaboration and License Agreement by and between Infinity Discovery, Inc. and Johnson & Johnson Pharmaceutical Research & Development, a division of Janssen Pharmaceutica N.V., dated as of December 22, 2004, as amended by Amendment No. 1 effective as of March 2, 2006

Collaboration Agreement by and between MedImmune, Inc. and Infinity Discovery, Inc. dated as of August 25, 2006

Master Security Agreement between Infinity Discovery, Inc. and General Electric Capital Corporation dated December 6, 2002, as amended on December 6, 2002, together with Promissory Notes in favor of GE

Lease Agreement dated July 2, 2002 between Infinity Discovery, Inc. and ARE-770/784/790 Memorial Drive LLC, as amended by First Amendment to Lease dated March 25, 2003, Second Amendment to Lease dated April 30, 2003, Third Amendment to Lease dated October 30, 2003 and Fourth Amendment to Lease dated December 15, 2003

Sublease dated August 24, 2004 between Infinity Discovery, Inc. and Hydra Biosciences, Inc., together with Consent to Sublease dated September 16, 2004 by ARE-770/784/790 Memorial Drive LLC, Infinity Discovery, Inc. and Hydra Biosciences, Inc., as amended by First

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

Amendment to Sublease dated October 17, 2005, together with Consent to Amendment to Sublease dated as of October 31, 2005 by ARE-770/784/790 Memorial Drive LLC and Second Amendment to Sublease dated as of January 9, 2006, together with Consent to Amendment to Sublease dated as of January 26, 2006 by ARE-770/784/790 Memorial Drive LLC, Infinity Discovery, Inc. and Hydra Biosciences, Inc.

Offer Letter between Infinity Discovery, Inc. and Steven Holtzman dated as of August 1, 2001

Amendment to Offer Letter between Infinity Discovery, Inc. and Steven Holtzman dated as of October 25, 2007

Offer Letter between Infinity Discovery, Inc. and Julian Adams dated as of August 19, 2003

Amendment to Offer Letter between Infinity Discovery, Inc. and Julian Adams dated as of October 25, 2007

Offer Letter between Infinity Discovery, Inc. and Adelene Perkins dated as of February 6, 2002

Amendment to Offer Letter between Infinity Discovery, Inc. and Adelene Perkins dated as of October 25, 2007

Letter Agreement between Infinity Discovery, Inc. and Steven Holtzman dated effective as of March 31, 2006

Letter Agreement between Infinity Discovery, Inc. and Julian Adams dated effective as of March 31, 2006

Letter Agreement between Infinity Discovery, Inc. and Adelene Perkins dated effective as of March 31, 2006

Pre-Merger Stock Incentive Plan.

Restricted Stock Agreements entered into with each of the directors identified on the schedule attached to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Nonstatutory Stock Option Agreements entered into with each of the directors identified on the schedule attached to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

To the Purchasers Named on

    Schedule A attached hereto

November __, 2008

Stock Restriction Agreements entered into with each of the directors identified on the schedule attached to Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Stock Restriction Agreement entered into with Franklin H. Moss on August 14, 2001

Restricted Stock Agreements entered into with each of the officers and directors identified on the schedule attached to Exhibit 10.23 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Restricted Stock Agreements entered into with each of the officers and directors identified on the schedule attached to Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Incentive Stock Agreements entered into with each of the officers identified on the schedule attached to Exhibit 10.25 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Restricted Stock Agreement entered into with Adelene Perkins on March 19, 2002

Nonstatutory Stock Option Agreements entered into with each of the officers identified on the schedule attached to Exhibit 10.27 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Restricted Stock Agreement entered into with Julian Adams on October 6, 2003

Restricted Stock Agreements entered into with Steven Holtzman on each of the dates specified on the schedule attached to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed on September 18, 2006.

Nonstatutory Stock Option Agreement entered into with Steven Holtzman on March 25, 2004

Restricted Stock Agreement entered into with Steven Holtzman on August 14, 2001

2000 Stock Incentive Plan, as amended by Amendment No. 1 to 2000 Stock Incentive Plan; Amendment No. 2 to 2000 Stock Incentive Plan; Amendment No. 3 to 2000 Stock Incentive Plan; Amendment No. 4 to 2000 Stock Incentive Plan; and Amendment No. 5 to 2000 Stock Incentive Plan.

Stock Restriction Agreements entered into with Steven H. Holtzman on October 27, 2008 and Julian Adams on October 28, 2008 filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

EXHIBIT C

FORM OF COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

Warrant No.	Number of Shares:
Date of Issuance: , 2008	(subject to adjustment)

Original Issue Date (as defined in subsection 2(a)): , 2008

Infinity Pharmaceuticals, Inc.

Common Stock Purchase Warrant

(Void After              ,         )

Infinity Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that                                          (the “Initial Registered Holder”), or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date set forth below under “Initial Exercise Date,” and on or before 5:00 p.m. (Boston time) on the date set forth below under “Final Exercise Date”,                      shares of Common Stock, $.001 par value per share, of the Company (“Common Stock”), at the purchase price set forth below under the heading “Purchase Price.” The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement dated              , 2008, to which the Company and the Initial Registered Holder are parties (the “Securities Purchase Agreement”).

Initial Exercise Date	Final Exercise Date	Purchase Price
Second Closing Date

1. Exercise.

(a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole but not in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, and in any event within 3 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder (or as the Registered Holder may direct upon payment by the Registered Holder of any applicable transfer taxes) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1(d) hereof.

(d) Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock. The “Fair Market Value” per share of Common Stock shall be determined as follows:

(1) If the Common Stock is listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale price per share of Common Stock thereon on the last reported trading day preceding the Exercise Date).

(2) If the Common Stock is not listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company).

(e) Exercise Limitations. This Warrant is one of a series of Warrants issued to the Purchaser and its Associated Companies pursuant to the Securities Purchase Agreement. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Initial Registered Holder, or any Associated Company to which this Warrant is transferred, upon exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of outstanding Common Stock then owned by such Initial Registered Holder and any Associated Company to which this Warrant is transferred, together with shares of outstanding Common Stock owned by Associated Companies, does not exceed 33.3% of the fully-diluted number of shares of Common Stock outstanding (giving effect to all securities that are then exercisable for, or convertible into, Common Stock).

2. Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a) or 2(b), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(e) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(d)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Expiration Notice. The Company will use commercially reasonable efforts to send the Registered Holder a notice 30 days in advance of the expiration of this Warrant.

4. Transfers, etc.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, a transfer by a Registered Holder to any of its Associated Companies, or a transfer by a Registered Holder to the Company, provided that the transferee in each case (except the last) agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(b) Each Warrant and each certificate representing Warrant Shares shall bear legends substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE

AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

The foregoing legend shall be removed from any Warrants and from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become registered under the Act or eligible for resale pursuant to Rule 144 under the Act.

(c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

5. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

6. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 5 days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company as follows: Infinity Pharmaceuticals, Inc., 780 Memorial Drive, Cambridge, MA 02139, Attention: General Counsel. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

11. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

13. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

14. Facsimile Signatures. This Warrant may be executed by facsimile signature.

EXECUTED as of the Date of Issuance indicated above.

INFINITY PHARMACEUTICALS, INC.

By:

Title:

ATTEST:

EXHIBIT A

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                     ), hereby elects to purchase                      shares of the Common Stock of Infinity Pharmaceuticals, Inc. covered by such Warrant

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment shall be $         in lawful money of the United States.

Signature:

Address:

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                                        hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.                     ) with respect to the number of shares of Common Stock of Infinity Pharmaceuticals, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

Notarized:

By:

NOTE:	The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

	Yes	☐	No	☐

	(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

	Yes	☐	No	☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

	Yes	☐	No	☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

	Yes	☐	No	☐

	Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

[SIGNATURE PAGE OF SECURITYHOLDER FOLLOWS]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Securityholder:

By:
Name
Title

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, Massachusetts 02139

Attn: Gerald E. Quirk, Esq., General Counsel

Telephone (617) 453-1000

Facsimile: (617) 453-1001